EXHIBIT 32

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Alan T. Heintzen, Chief Executive Officer and Cecil A. Haskins, Jr., President and Chief Financial Officer of Eureka Homestead Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2021 and that to the best of their knowledge:

(1)the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2021	/s/ Alan T. Heintzen
Alan T. Heintzen
Chief Executive Officer

Date: May 12, 2021	/s/ Cecil A. Haskins, Jr.
Cecil A. Haskins, Jr.
President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.